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                                                           EXHIBIT 11.1
                                                     SIERRA MONITOR CORPORATION
                                                NET EARNINGS PER SHARE COMPUTATIONS
                                                            (unaudited)



                                                                 (All amounts in thousands except per share data)
                                                                Three Months Ended                   Nine Months Ended
                                                            September 30,  September 30,      September 30,  September 30,
                                                                1995             1994              1995            1994
                                                              ------            ------            ------          ------
Weighted average shares outstanding
     Common Stock                                             10,277             9,857            10,262           9,805
     Common Stock equivalents -
       options and warrants                                      160               464               202             433
                                                              ------            ------            ------          ------
     Total weighted average shares
       outstanding                                            10,437            10,321            10,464          10,238
                                                              ------            ------            ------          ------
Net income                                                    $ 85.6            $262.2            $ 69.1          $442.2
                                                              ------            ------            ------          ------
Net income per share                                          $ 0.01            $ 0.02            $ 0.01          $ 0.04
                                                              ======            ======            ======          ======
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